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                                                                EXHIBIT 23.3


May 13, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        We are aware that Acme Metals Incorporated has included our report dated May 7, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about May 14, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




Price Waterhouse LLP